UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2009

Pet DRx Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51596	56-2517815
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

215 Centerview Drive, Suite 360, Brentwood, Tennessee		37027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	615-369-1914

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in the Current Reports on Form 8-K filed by Pet DRx Corporation (the "Company") with the Securities and Exchange Commission ("SEC") on January 27, 2009, February 10, 2009 and April 2, 2009, the Company entered into a securities purchase agreement dated January 21, 2009 with the investors identified on the schedules thereto, pursuant to which it issued and sold in a private placement an aggregate of $6,500,000 in principal amount of its senior secured convertible notes (the "Senior Notes") together with warrants (the "Financing Warrants") to purchase up to 15,000,000 shares of its common stock. The private placement of the Senior Notes and Warrants was completed in three separate closings occurring on January 21, 2009, February 4, 2009, and March 27, 2009.

On August 31, 2009, the Financing Warrants were amended to provide that if the Company subsequently issues additional common stock or common stock equivalents at an effective purchase price less than the then-applicable exercise price of the Financing Warrants and also below the fair market value of the Company’s common stock at such time, then the exercise price of the Financing Warrants will be reduced to such lower price. This amendment adds a second trigger for full anti-dilution protection if the Company subsequently issues additional common stock or common stock equivalents at a price below $0.10 per share. The second trigger requires that, in addition to a price below $0.10 per share, such issuance must also include an effective purchase price below then-current fair market value.

The description above is a summary and is qualified in its entirety by the First Amendment to Warrant filed herewith as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Form of First Amendment to Warrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pet DRx Corporation

September 3, 2009	By:	Harry L. Zimmerman

Name: Harry L. Zimmerman
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of First Amendment to Warrant.